Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated September 10, 2004, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of USA Technologies, Inc. dated October 25, 2004.


                                                 /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 25, 2004